SECOND AMENDMENT TO

MACHINE TO MACHINE WIRELESS COMMUNICATIONS AGREEMENT

This Second Amendment (this “Amendment”) to the Agreement (defined below), is entered into by and between AT&T Mobility II, LLC, on behalf of itself and its affiliates (“Company” or “AT&T”), and One Media Partners, Inc. (“Customer”), each of which may be referred to in the singular as “Party” or in the plural as “Parties.” This Amendment shall be effective on the date that the last Party signs below (the “Amendment No. 2 Effective Date”). Capitalized terms used, but not defined herein, shall have the meaning ascribed to them in the Agreement.

RECITALS

A.Customer and Company entered into that certain AT&T Machine to Machine Wireless Communications Agreement, dated February 5, 2016, and subsequently amended such Agreement by way of Amendment No. 1 (as amended, modified and supplemented from time to time, and together with all exhibits, schedules and attachments thereto, the “Agreement”).

B.Customer and Company now desire to further amend the Agreement with the terms and conditions set forth herein. In exchange for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree to modify the Agreement as follows:

ARTICLE I

AMENDMENTS TO AGREEMENT

1.Service Technology Disclosures. The language set forth in Section 3 (Service Technology Disclosures) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 3 (Retirement of Network Technology):

“3.Retirement of Network Technology.

3.1AT&T's 3G Network will be made available at least until December 31, 2021 or by such other national 3G Network retirement date that AT&T provides to Customer by written notice pursuant to Section 3.2 and any 3G Devices still in use when AT&T retires its 3G Network will no longer be able to communicate using AT&T’s Network. Customer may not activate new 3G Devices on the AT&T Network after December 31, 2017. For purposes hereof, (i) Network means the AT&T Network and any Carrier Partner Networks over which the Service is provided, collectively. The “AT&T Network” means those integrated mobile switching facilities, servers, cell sites, connection, billing systems, activation systems and other related facilities over which the Service is provided on facilities and spectrum owned or controlled by AT&T.

3.2AT&T Network. AT&T is not obligated to maintain any particular technology, and AT&T may reduce or terminate its 3G, LTE and later technology networks at any time in its sole discretion. AT&T will provide Customer thirty six (36) months prior written notice of its intention to (i) terminate 3G, LTE or later technology networks on a nationwide basis, (ii) prohibit future activations or reactivations of SIMs using LTE or later technology on a nationwide basis, or (iii) terminate 3G networks later than as stated in Sections 3.1.

3.3Carrier Partner Network. 2G, 3G, LTE and later technology Services provided by Carrier Partner Networks may be reduced or terminated on a different schedule with or without prior notice. Customer may terminate its AT&T wireless Services for particular Devices in specific countries or parts of countries without penalty and any minimum purchase requirements shall be proportionately adjusted to reflect termination of the affected portion of the Service, to the extent that AT&T or its Carrier Partners no longer provide the technology in such specific country or parts of countries on which affected Devices operate. For purposes hereof, “Device” means the object in which Customer or its manufacturer puts the wireless module and the SIM and activates the Service. “Carrier Partner” means a mobile network operator with which AT&T has a contractual arrangement for use of a network to provide Services. “Carrier Partner Network” means those integrated mobile switching facilities, servers, cell sites, connection, billing systems, activation systems and related facilities over which the service is provided on facilities and spectrum owned or controlled by a Carrier Partner.

3.4Sections 3.1 and 3.2 apply only to the AT&T Network located in the United States; AT&T makes no commitments regarding facilities operated in the United States or elsewhere by its Carrier Partners.”

AT&T CONFIDENTIAL AND PROPRIETARY

Use pursuant to Company instructions

ARTICLE II

GENERAL

3.Conflicts. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, then the Amendment shall control, but only with respect to its subject-matter.

4.Effect of Amendments. Except as otherwise provided for in this Amendment, the terms of the Agreement remain unchanged and in full force and effect.

5.Counterparts. This Amendment may be executed in counterparts (including by means of facsimile or electronic transmission), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

6.Authority. Each Party represents and warrants that the individual signing below has all requisite power and legal authority to bind the Party on whose behalf he/she is signing to the terms set forth herein.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date set forth below.

One Media Partner, Inc By: /s/ Robert J. Wagner (Authorized Signature) Name: Robert J. Wagner Title: President & CEO Date: August 24, 2017	AT&T Mobility II, LLC by and on behalf of its affiliates By: /s/ Tad Reynes (Authorized Signature) Name: Title: Date:

AT&T CONFIDENTIAL AND PROPRIETARY

Use pursuant to Company instructions

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